FCB/SC CAPITAL TRUST I
                                 TRUST AGREEMENT


         THIS TRUST AGREEMENT, dated as of March 12, 1998, is by and between
(i) First Citizens Bancorporation of South Carolina, Inc., a South Carolina corporation (the "Depositor"), and (ii) Bankers Trust (Delaware), a Delaware banking corporation, as Delaware trustee ("Trustee"). The Depositor and the Trustee hereby agree as follows:

         1. The trust created hereby (the "Trust") shall be known as "FCB/SC Capital Trust I."

         2. The Depositor hereby assigns, transfers, conveys and sets over to the Trust the sum of $10. Such amount shall constitute the initial trust estate. The Trustee hereby declares that it will hold the trust estate in trust for the Depositor.

         3. It is the intention of the parties hereto that the Trust created hereby constitute a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. ss. 3801 et seq. (the "Business Trust Act"), and that this document constitutes the governing instrument of the Trust.

         4. The Trustee is hereby authorized and directed to execute and file a certificate of trust with the Delaware Secretary of State in accordance with the provisions of the Business Trust Act.

         5. The Depositor, the Trustee and others will enter into an amended and restated Trust Agreement, satisfactory to each such party and substantially to the effect set forth in the Preliminary Offering Memorandum (as defined below), to provide for the contemplated operation of the Trust created hereby and the issuance of Capital Securities and Common Securities referred to therein. Prior to the execution and delivery of such amended and restated Trust Agreement, the Trustee shall not have any duty or obligation hereunder or with respect to the trust estate, except as otherwise required by applicable law or as may be necessary to obtain, prior to such execution and delivery, any licenses, consents or approvals required by applicable law or otherwise.

         6. The Depositor, as depositor of the Trust, is hereby authorized, in its discretion, (i) to prepare one or more offering memoranda in preliminary and final form relating to the offering and sale of Capital Securities of the Trust in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and such forms or filings as may be required by the 1933 Act, the Securities Exchange Act of 1934, as amended, or the Trust Indenture Act of 1939, as amended, in each case relating to the Capital Securities of the Trust; (ii) to file and execute on behalf of the Trust, such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents that shall be necessary or desirable to register or establish the exemption from registration of the Capital Securities of the Trust under the securities or "Blue Sky" laws of such jurisdictions as the Depositor, on behalf of the Trust, may deem necessary or desirable; (iii) to execute and file an application, and all other applications, statements, certificates, agreements and other instruments that shall be necessary or desirable, to the Private Offerings, Resales and Trading through Automated Linkages ("PORTAL") Market; (iv) to execute and deliver letters or documents to, or instruments for filing


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with, a depository relating to the Capital Securities of the Trust; and (v) to execute, deliver and perform on behalf of the Trust one or more purchase agreements, dealer manager agreements, escrow agreements, registration rights agreements and other related agreements providing for or relating to the sale of the Capital Securities of the Trust.

                  In the event that any filing referred to in this Section 6 is required by the rules and regulations of the Securities and Exchange Commission (the "Commission"), PORTAL or state securities or "Blue Sky" laws to be executed on behalf of the Trust by the Trustee, the Trustee, in its capacity as trustee of the Trust, is hereby authorized to join in any such filing and to execute on behalf of the Trust any and all of the foregoing, it being understood that the Trustee, in its capacity as trustee of the Trust, shall not be required to join in any such filing or execute on behalf of the Trust any such document unless required by the rules and regulations of the Commission, PORTAL or state securities or "Blue Sky" laws.

         7. This Trust Agreement may be executed in one or more counterparts.

         8. The number of trustees initially shall be one (1) and thereafter the number of trustees shall be such number as shall be fixed from time to time by a written instrument signed by the Depositor, who may increase or decrease the number of trustees; provided, however, that, to the extent required by the Business Trust Act, one trustee shall either be a natural person who is a resident of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware and otherwise meets the requirements of applicable Delaware law. Subject to the foregoing, the Depositor is entitled to appoint or remove without cause any trustee at any time. Any trustee may resign upon thirty (30) days' prior written notice to the Depositor.

         9. This Trust Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws principles).

         IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have caused this Trust Agreement to be duly executed as of the date first written above.


                                    FIRST CITIZENS BANCORPORATION OF
                                    SOUTH CAROLINA, INC.
                                    as Depositor


                                    By:   S/    Jay C. Case
                                          -----------------------

                                    Name:   Jay C. Case
                                    Title:  Treasurer

                                    BANKERS TRUST (DELAWARE),
                                    as Delaware trustee, and not in its
                                    individual capacity


                                    By:   S/  M. Lisa Wilkins
                                          -----------------------
                                    Name:   M. Lisa Wilkins
                                    Title:  Assistant Secretary

                                  Exhibit 3.2

                             CERTIFICATE OF TRUST OF
                             FCB/SC CAPITAL TRUST I


         THIS CERTIFICATE OF TRUST of FCB/SC Capital Trust I (the "Trust"), dated March 12, 1998, is being duly executed and filed by Bankers Trust (Delaware), a Delaware banking corporation, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del. C. ss. 3801 et seq.).

         1. Name. The name of the business trust formed hereby is "FCB/SC Capital Trust I".

         2. Delaware Trustee. The name and address of the trustee of the Trust with a principal place of business in the State of Delaware is:

                  Bankers Trust (Delaware)


                  E.A. Delle Donne Corporate Center
                  Montgomery Building
                  1011 Centre Road, Suite 200
                  Wilmington, Delaware  19805-1266

         3. Effective Date. This Certificate of Trust shall be effective upon its filing with the Secretary of State of the State of Delaware.

         IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust as of the date first written above.



                                         BANKERS TRUST (DELAWARE),
                                         not in its individual capacity, but
                                         solely as trustee


                                         By:  /s/   M. Lisa Wilkins
                                              ----------------------------

                                         Name:    M. Lisa Wilkins
                                         Title:   Assistant Secretary